SLM Student Loan Trust 2004-4 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		03/31/2005	Activity	06/30/2005

A	i	Portfolio Balance	$1,813,987,682.66	$(220,763,649.81)	$1,593,224,032.85
	ii	Interest to be Capitalized	18,478,185.09		15,895,743.51

	iii	Total Pool	$1,832,465,867.75		$1,609,119,776.36

	iv	Specified Reserve Account Balance	4,581,164.67		4,022,799.44

	v	Total Adjusted Pool	$1,837,047,032.42		$1,613,142,575.80

B	i	Weighted Average Coupon (WAC)	3.329%		3.332%
	ii	Weighted Average Remaining Term	116.29		114.21
	iii	Number of Loans	570,664		516,051
	iv	Number of Borrowers	285,255		260,033
	v	Aggregate Outstanding Principal Balance — T-Bill	$242,132,854		$208,832,843
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,590,333,014		$1,400,286,934

						% of		% of
	Notes			Spread	Balance 4/25/05	O/S Securities*	Balance 7/25/05	O/S Securities*

C	i	A-1 Notes	78442GLM6	-0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GLN4	0.020%	677,562,153.37	36.829%	450,963,575.80	27.956%
	iii	A-3 Notes	78442GLP9	0.090%	405,000,000.00	22.014%	405,000,000.00	25.106%
	iv	A-4 Notes	78442GLQ7	0.130%	681,393,000.00	37.037%	681,393,000.00	42.240%
	v	B Notes	78442GLR5	0.380%	75,786,000.00	4.119%	75,786,000.00	4.698%

	vi	Total Notes			$1,839,741,153.37	100.000%	$1,613,142,575.80	100.000%

*     Percentages may not total 100% due to rounding.

	Reserve Account		04/25/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$4,581,164.67	$4,022,799.44
	iv	Reserve Account Floor Balance ($)	$2,501,168.00	$2,501,168.00
	v	Current Reserve Acct Balance ($)	$4,581,164.67	$4,022,799.44

	Asset/Liability		04/25/2005	07/25/2005

E	i	Total Adjusted Pool	$1,837,047,032.42	$1,613,142,575.80
	ii	Total Outstanding Balance Notes	$1,839,741,153.37	$1,613,142,575.80
	iii	Difference	$(2,694,120.95)	$0.00
	iv	Parity Ratio	0.99854	1.00000

II. 2004-4 Transactions from: 04/01/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$209,618,795.67
	ii	Principal Collections from Guarantor	17,396,486.88
	iii	Principal Reimbursements	424,721.63
	iv	Other System Adjustments	0.00

	v
	v	Total Principal Collections	$227,440,004.18

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$17,175.31
	ii	Capitalized Interest	(6,693,529.68)

	v
	iii	Total Non-Cash Principal Activity	$(6,676,354.37)

C	Total Student Loan Principal Activity		$220,763,649.81

D	Student Loan Interest Activity
	i	Regular Interest Collections	$6,991,870.47
	ii	Interest Claims Received from Guarantors	501,315.69
	iii	Collection Fees/Returned Items	107,205.87
	iv	Late Fee Reimbursements	359,926.68
	v	Interest Reimbursements	84,504.78
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	6,971,260.27
	viii	Subsidy Payments	2,921,963.61

	v
	ix	Total Interest Collections	$17,938,047.37

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,831.33
	ii	Capitalized Interest	6,693,529.68

	v
	iii	Total Non-Cash Interest Adjustments	$6,696,361.01

F	Total Student Loan Interest Activity		$24,634,408.38

G	Non-Reimbursable Losses During Collection Period		$533.93

H	Cumulative Non-Reimbursable Losses to Date		$105,239.51

III. 2004-4 Collection Account Activity 04/01/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$41,601,992.24
	ii	Consolidation Principal Payments	185,413,290.31
	iii	Reimbursements by Seller	14,836.10
	iv	Borrower Benefits Reimbursed	332,311.63
	v	Reimbursements by Servicer	2,817.27
	vi	Re-purchased Principal	74,756.63

	vii	Total Principal Collections	$227,440,004.18

B	Interest Collections
	i	Interest Payments Received	$15,432,361.34
	ii	Consolidation Interest Payments	1,954,048.70
	iii	Reimbursements by Seller	305.80
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	83,413.80
	vi	Re-purchased Interest	785.18
	vii	Collection Fees/Returned Items	107,205.87
	viii	Late Fees	359,926.68

	ix	Total Interest Collections	$17,938,047.37

C	Other Reimbursements		$209,772.84

D	Reserves in Excess of the Requirement		$558,365.23

E	Interest Rate Cap Proceeds		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$1,115,470.04

H	Funds borrowed from previous distribution		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$247,261,659.66

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,676,221.81)

J	NET AVAILABLE FUNDS		$244,585,437.85

K	Servicing Fees Due for Current Period		$1,276,995.45

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,296,995.45

IV. 2004-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005
INTERIM:
In School
Current	2.770%	2.771%	129,781	81,096	22.742%	15.715%	$495,431,787.26	$266,937,081.43	27.312%	16.755%

Grace
Current	2.771%	2.771%	32,391	40,021	5.676%	7.755%	$106,567,150.50	$162,326,792.15	5.875%	10.189%

TOTAL INTERIM	2.770%	2.771%	162,172	121,117	28.418%	23.470%	$601,998,937.76	$429,263,873.58	33.186%	26.943%
REPAYMENT
Active
Current	3.740%	3.699%	214,875	202,927	37.654%	39.323%	$635,209,859.61	$575,829,718.69	35.017%	36.142%
31-60 Days Delinquent	3.736%	3.722%	18,822	20,281	3.298%	3.930%	56,635,802.69	58,134,973.60	3.122%	3.649%
61-90 Days Delinquent	3.679%	3.674%	13,463	13,843	2.359%	2.682%	38,791,991.66	39,384,955.74	2.138%	2.472%
91-120 Days Delinquent	3.615%	3.624%	10,616	9,614	1.860%	1.863%	32,379,290.36	26,348,479.31	1.785%	1.654%
> 120 Days Delinquent	3.668%	3.626%	33,055	33,076	5.792%	6.409%	86,522,409.46	87,976,134.47	4.770%	5.522%

Deferment
Current	2.979%	2.910%	57,663	63,599	10.105%	12.324%	172,811,661.79	213,557,858.67	9.527%	13.404%

Forbearance
Current	3.645%	3.640%	55,918	47,418	9.799%	9.189%	179,549,992.14	152,635,295.52	9.898%	9.580%

TOTAL REPAYMENT	3.606%	3.538%	404,412	390,758	70.867%	75.721%	$1,201,901,007.71	$1,153,867,416.00	66.257%	72.423%
Claims in Process (1)	3.747%	3.699%	4,076	4,163	0.714%	0.807%	$10,078,441.82	$10,067,677.46	0.556%	0.632%
Aged Claims Rejected (2)	3.506%	3.560%	4	13	0.001%	0.003%	$9,295.37	$25,065.81	0.001%	0.002%
GRAND TOTAL	3.329%	3.332%	570,664	516,051	100.000%	100.000%	$1,813,987,682.66	$1,593,224,032.85	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-4 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.242%	295,615	$764,622,527.50	47.992%
- GSL - Unsubsidized	3.108%	184,485	617,419,156.25	38.753%
- PLUS Loans	4.255%	34,001	203,894,907.19	12.798%
- SLS Loans	5.444%	1,950	7,287,441.91	0.457%

- Total	3.332%	516,051	$1,593,224,032.85	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.307%	376,278	$1,280,494,612.67	80.371%
- Two Year	3.403%	99,959	220,254,928.91	13.824%
- Technical	3.516%	39,808	92,464,994.58	5.804%
- Other	4.199%	6	9,496.69	0.001%

- Total	3.332%	516,051	$1,593,224,032.85	100.000%

*     Percentages may not total 100% due to rounding.

VI. 2004-4 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$11,539,873.05
B	Interest Subsidy Payments Accrued During Collection Period		2,647,638.74
C	SAP Payments Accrued During Collection Period		7,973,894.07
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		1,115,470.04
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$23,276,875.90

G	Interest Rate Cap Payments Due to the Trust		Cap

	i	Cap Notional Amount	$595,000,000.00

	ii	Libor (Interpolated first period)	0.01000%
	iii	Cap%	6.00000%

	iv	Excess Over Cap (ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%
B	Class A-2 Interest Rate	0.008039926	4/25/05-7/25/05	3.18063%
C	Class A-3 Interest Rate	0.008216870	4/25/05-7/25/05	3.25063%
D	Class A-4 Interest Rate	0.008317981	4/25/05-7/25/05	3.29063%
E	Class B Interest Rate	0.008949926	4/25/05-7/25/05	3.54063%

VIII. 2004-4 Inputs From Previous Quarter 3/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,813,987,682.66
	ii	Interest To Be Capitalized	18,478,185.09

	iii	Total Pool	$1,832,465,867.75
	iv	Specified Reserve Account Balance	4,581,164.67

	v	Total Adjusted Pool	$1,837,047,032.42

B	Total Note and Certificate Factor		0.728270306
C	Total Note Balance		$1,839,741,153.37

D	Note Balance 04/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.000000000	0.901013502	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$677,562,153.37	$405,000,000.00	$681,393,000.00	$75,786,000.00

E	Note Principal Shortfall		$0.00	$2,694,120.95	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$4,581,164.67
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$244,585,437.85	$244,585,437.85

B	Primary Servicing Fees-Current Month		$1,276,995.45	$243,308,442.40

C	Administration Fee		$20,000.00	$243,288,442.40

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$243,288,442.40
	ii	Class A-2	$5,447,549.46	$237,840,892.94
	iii	Class A-3	$3,327,832.46	$234,513,060.48
	iv	Class A-4	$5,667,814.29	$228,845,246.19
	v	Class B	$678,279.08	$228,166,967.11

	vi	Total Noteholder’s Interest Distribution	$15,121,475.29

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$228,166,967.11
	ii	Class A-2	$226,598,577.57	$1,568,389.54
	iii	Class A-3	$0.00	$1,568,389.54
	iv	Class A-4	$0.00	$1,568,389.54
	v	Class B	$0.00	$1,568,389.54

	vi	Total Noteholder’s Principal Distribution	$226,598,577.57

F	Increase to the Specified Reserve Account Balance		$0.00	$1,568,389.54

G	Carryover Servicing Fees		$0.00	$1,568,389.54

H	Excess to Certificate Holder		$1,568,389.54	$0.00

X. 2004-4 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due			$0.00	$5,447,549.46	$3,327,832.46	$5,667,814.29	$678,279.08
	ii	Quarterly Interest Paid			0.00	5,447,549.46	3,327,832.46	5,667,814.29	678,279.08

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$0.00	$226,598,577.57	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			0.00	226,598,577.57	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$0.00	$232,046,127.03	$3,327,832.46	$5,667,814.29	$678,279.08

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$1,839,741,153.37
	ii	Adjusted Pool Balance 6/30/05			1,613,142,575.80

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$226,598,577.57

	iv	Adjusted Pool Balance 3/31/05			$1,837,047,032.42
	v	Adjusted Pool Balance 6/30/05			1,613,142,575.80

	vi	Current Principal Due (iv-v)			$223,904,456.62
	vii	Principal Shortfall from Previous Collection Period			2,694,120.95

	viii	Principal Distribution Amount (vi + vii)			$226,598,577.57

	ix	Principal Distribution Amount Paid			$226,598,577.57

	x	Principal Shortfall (viii - ix)			$0.00

C		Total Principal Distribution			$226,598,577.57
D		Total Interest Distribution			15,121,475.29

E		Total Cash Distributions			$241,720,052.86

F	Note Balances			04/25/2005	07/25/2005
	i	A-1 Note Balance	78442GLM6	$—	$—
		A-1 Note Pool Factor		0.000000000	0.000000000

	ii	A-2 Note Balance	78442GLN4	$677,562,153.37	$450,963,575.80
		A-2 Note Pool Factor		0.901013502	0.599685606

	iii	A-3 Note Balance	78442GLP9	$405,000,000.00	$405,000,000.00
		A-3 Note Pool Factor		1.000000000	1.000000000

	iv	A-4 Note Balance	78442GLQ7	$681,393,000.00	$681,393,000.00
		A-4 Note Pool Factor		1.000000000	1.000000000

	v	B Note Balance	78442GLR5	$75,786,000.00	$75,786,000.00
		B Note Pool Factor		1.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$4,581,164.67
	ii	Deposits to correct Shortfall			$—
	iii	Total Reserve Account Balance Available			$4,581,164.67
	iv	Required Reserve Account Balance			$4,022,799.44

	v	Shortfall Carried to Next Period			$—
	vi	Excess Reserve — Release to Collection Account			$558,365.23
	vii	Ending Reserve Account Balance			$4,022,799.44

XI. 2004-4 Historical Pool Information

					2004
			4/1/05-6/30/05	1/1/05-3/31/05	04/19/04-12/31/04

Beginning Student Loan Portfolio Balance			$1,813,987,682.66	$2,000,348,148.27	$2,481,550,006.64

	Student Loan Principal Activity
	i	Regular Principal Collections	$209,618,795.67	$167,403,021.25	$484,244,268.84
	ii	Principal Collections from Guarantor	17,396,486.88	23,312,470.75	$13,678,591.06
	iii	Principal Reimbursements	424,721.63	532,608.57	$2,807,079.65
	iv	Other System Adjustments	—	—	$0.00

	v	Total Principal Collections	$227,440,004.18	$191,248,100.57	$500,729,939.55
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$17,175.31	$6,034.91	$272,002.41
	ii	Capitalized Interest	(6,693,529.68)	(4,893,669.87)	$(19,800,083.59)

	iii	Total Non-Cash Principal Activity	$(6,676,354.37)	$(4,887,634.96)	$(19,528,081.18)

(-)	Total Student Loan Principal Activity		$220,763,649.81	$186,360,465.61	$481,201,858.37

	Student Loan Interest Activity
	i	Regular Interest Collections	$6,991,870.47	$6,846,555.37	$15,525,026.20
	ii	Interest Claims Received from Guarantors	501,315.69	682,942.86	$379,666.46
	iii	Collection Fees/Returned Items	107,205.87	126,783.75	$398,118.36
	iv	Late Fee Reimbursements	359,926.68	402,925.01	$845,592.78
	v	Interest Reimbursements	84,504.78	84,393.27	$109,990.44
	vi	Other System Adjustments	—	—	$0.00
	vii	Special Allowance Payments	6,971,260.27	5,199,689.71	$3,730,408.26
	viii	Subsidy Payments	2,921,963.61	3,420,790.73	$14,795,064.81

	ix	Total Interest Collections	$17,938,047.37	$16,764,080.70	$35,783,867.31

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,831.33	$(295.15)	$7,120,840.03
	ii	Capitalized Interest	6,693,529.68	4,893,669.87	$19,793,825.54

	iii	Total Non-Cash Interest Adjustments	$6,696,361.01	$4,893,374.72	$26,914,665.57

	Total Student Loan Interest Activity		$24,634,408.38	$21,657,455.42	$62,698,532.88

(=)	Ending Student Loan Portfolio Balance		$1,593,224,032.85	$1,813,987,682.66	$2,000,348,148.27
(+)	Interest to be Capitalized		$15,895,743.51	$18,478,185.09	$17,490,202.39

(=)	TOTAL POOL		$1,609,119,776.36	$1,832,465,867.75	$2,017,838,350.66

(+)	Reserve Account Balance		$4,022,799.44	$4,581,164.67	$5,044,595.88

(=)	Total Adjusted Pool		$1,613,142,575.80	$1,837,047,032.42	$2,022,882,946.54

XII. 2004-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-04	$2,448,799,388	5.75%

Oct-04	$2,182,719,009	21.01%

Jan-05	$2,017,838,351	21.58%

Apr-05	$1,832,465,868	23.03%

Jul-05	$1,609,119,776	25.84%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.